Exhibit 1.1

Mindspeed Technologies, Inc.,

$32,000,000

6.75% Convertible Senior Notes due 2017

PURCHASE AGREEMENT

June 12, 2012

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Ladies and Gentlemen:

Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with you (the “Initial Purchaser”), as set forth below.

1. The Transactions. Subject to the terms and conditions herein contained, the Company and the Guarantors (as defined below), severally but not jointly, propose to issue and sell to the Initial Purchaser $32,000,000 aggregate principal amount of the Company’s 6.75% Convertible Senior Notes due 2017 (the “Notes”) and the Guarantees (as defined below). The Notes shall be convertible into 256.4103 shares of common stock, par value $0.01, of the Company (the “Common Stock”), per $1,000 principal amount of Notes, as described in the Offering Memorandum, defined below. The Common Stock into which the Notes may be converted are referred to herein as the “Conversion Shares.” The material terms and provisions of the Notes are described in the Disclosure Package as of the Applicable Time and the Offering Memorandum dated the date hereof (each as defined below) under the heading “Description of Notes.” The Notes will be issued pursuant to the provisions of the Indenture (the “Indenture”), to be dated June 19, 2012, between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date (as defined in Section 3 hereof) that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes, the Conversion Shares and the Guarantees hereinafter are referred to collectively as the “Securities.”

The sale of the Notes and the Guarantees to the Initial Purchaser (the “Offering”) will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

In connection with the sale of the Notes and the Guarantees, the Company and the Guarantors: (i) have prepared a preliminary offering memorandum dated June 5, 2012 (the “Preliminary Offering Memorandum”) and will prepare promptly an offering memorandum dated the date hereof, in form and substance reasonably satisfactory to you (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Securities and the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below); and (ii) will prepare the term sheet substantially in the form attached in Schedule I hereto (the “Final Term Sheet”) as approved by the Initial Purchaser, such Final Term Sheet, together with the Preliminary Offering Memorandum and any of the other documents used by the Company in connection with the offering of the Notes and the Guarantees on or before 8:00 a.m. New York City time on the date of this Agreement (the “Applicable Time”) and identified on Schedule II hereto (the “Disclosure Package”). The Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum will incorporate by reference the Company’s (i) Annual Report on Form 10-K for the year ended September 30, 2011, (ii) Quarterly Reports on Form 10-Q for the quarters ended December 30, 2011 and March 30, 2012, (iii) Proxy Statement for the annual meeting of stockholders of the Company held on January 31, 2012, (iv) Current Reports on Form 8-K filed with the Commission on October 17, 2011, October 24, 2011, January 11, 2012, February 6, 2012, February 7, 2012, April 4, 2012, April 16, 2012, May 14, 2012, and June 4, 2012 and on Form 8-K/A filed with the Commission on April 18, 2012, and (v) the description of Common Stock contained in the Company’s Registration Statements on Form 8-A, as amended (File Nos. 000-50499 and 001-31650) (other than information in the documents that is deemed not to be filed with the Commission) (all such documents listed in clauses (i) through (v) referred to herein and all documents deemed to be incorporated by reference in the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum that are filed subsequent to the date of such document and prior to the completion of the distribution of the Securities are referred to herein as the “Incorporated Documents”). Any references herein to the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments thereto made prior to the completion of the Offering. The Company and each of the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes and the Guarantees by the Initial Purchaser.

The Company and the Guarantors understand that the Initial Purchaser proposes to make an offering of the Notes and the Guarantees only on the terms and in the manner set forth in the Offering Memorandum and Sections 3, 4 and 10 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, solely to persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A.

This Agreement, the Securities and the Indenture are herein referred to as the “Offering Documents.”

2. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors, severally and jointly, represent and warrant to and agree with the Initial Purchaser that:

(a) The Disclosure Package. The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that neither the Company nor the Guarantors makes any representation or warranty as to the information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Disclosure Package or any amendment or supplement thereto.

(b) The Offering Memorandum. The Offering Memorandum, as of the date set forth on the front cover thereof, as of the Closing Date (as defined in Section 3 hereof), does not and will not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that neither the Company nor the Guarantors makes any representation or warranty as to the information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in, and actually used in, the Offering Memorandum or any amendment or supplement thereto.

(c) Authorization of Use. The Company and each of the Guarantors hereby confirm that they have authorized the use of the Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchaser.

(d) No Communications or Solicitations. Neither the Company nor any of the Guarantors has made any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes or the Guarantees (each such communication by the Company, an “Issuer Written Communication”) without the prior consent of the Initial Purchaser; and any such Issuer Written Communication the use of which has been previously consented to by the Initial Purchaser is listed on Schedule II.

(e) Due Incorporation.

(aa) Each of the Company and the Guarantors has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable; is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; and has corporate, partnership or limited liability company, as applicable, power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum and the Disclosure Package. The Company and each of the Guarantors are duly qualified to transact business and are in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and each “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X listed on Exhibit A hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”), taken as a whole, or (ii) impair in any material respect the power or ability of the Company or the Guarantors to perform their obligations under this Agreement or the Indenture or to consummate any transactions contemplated by the Agreement, including the issuance and sale of the Notes and the Guarantees and the issuance of Conversion Shares (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”);

(bb) Each Subsidiary has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Offering Memorandum and the Disclosure Package, and each Subsidiary has been duly qualified as a foreign corporation or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect to the Company or such Subsidiary.

(f) Subsidiaries. Except as otherwise described in Exhibit A of this Agreement, the Company has no Subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

(g) The Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(h) The Indenture. The Indenture has been duly authorized, and when executed and delivered by the Company and each of the Guarantors on the Closing Date (assuming the due authorization, execution and delivery thereof by the Trustee), will be a valid and binding obligation of the Company and each of the Guarantors, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and equitable principles of general applicability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sough in a proceeding in law or equity) (collectively, the “Enforceability Exceptions”). The Indenture will conform in all material respects to the description thereof contained in the Disclosure Package and the Offering Memorandum and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(i) The Notes and the Guarantees. The issuance of the Notes and the Guarantees has been duly authorized by the Company and each of the Guarantors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authentication by the Trustee in accordance with the terms of the Indenture), will be valid and binding obligations of the Company and each of the Guarantors, enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Offering Memorandum and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(j) The Conversion Shares. The issuance of the Conversion Shares has been duly and validly authorized by the Company and each of the Guarantors and, when issued, delivered and paid for in accordance with the terms of Notes, the Guarantees and the Indenture, will be duly and validly issued and will be fully paid and nonassessable, and will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Offering Memorandum and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(k) Capitalization. The information set forth under the caption “Capitalization” in the Offering Memorandum and the Disclosure Package (and any similar sections or information, if any, contained in the Offering Memorandum and the Disclosure Package) is fairly presented in all material respects on a basis consistent with the Company’s financial statements. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum and the Disclosure Package under the caption “Description of Capital Stock” (and any similar sections or information, if any, contained in the Offering Memorandum and the Disclosure Package). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its Subsidiaries or the Guarantors, except any such rights as have been waived in writing. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries or the Guarantors other than those described in the Offering Memorandum and the Disclosure Package. All the outstanding shares of capital stock of each Subsidiary of the Company and each of the Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and except to the extent set forth in the Offering Memorandum and the Disclosure Package, are owned by the Company or the Guarantors directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any lien, encumbrance, security interest, claim or charge, restriction upon voting or transfer or any other claim of any third party.

(l) No Conflict. The execution, delivery and performance by the Company and the Guarantors of this Agreement and the Indenture, and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Notes and Guarantees and the issuance of the Conversion Shares by the Company, will not (i) conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge (“Charge”) upon any property or assets of the Company or its Subsidiaries or the Guarantors pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or the Guarantors is a party or by which either the Company or its Subsidiaries or the Guarantors or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or the Guarantors, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Guarantors or any of their properties or assets, except in the case of clauses (i) and (iii) where such breach, violation, default, termination, cancellation, acceleration, or Charge would not reasonably be expected to have a Material Adverse Effect.

(m) No Consents Required. No material approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s and the Guarantors’ execution, delivery and performance of this Agreement or the Indenture, the consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby or the issuance and sale of the Notes and the Guarantees or the issuance of the Conversion Shares.

(n) Preemptive Rights. There are no preemptive rights or other rights (other than the rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Offering Memorandum or the Disclosure Package) to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company or any of its Subsidiaries or the Guarantors, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Subsidiaries and any of such Subsidiary’s stockholders or between any of the Guarantors and any of each Guarantors’ stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its Subsidiaries’ or the Guarantors’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its Subsidiaries’ or the Guarantors’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(o) Independent Accountants. Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and picoChip Inc., a Delaware corporation (“Picochip”), are incorporated by reference in the Offering Memorandum and the Disclosure Package, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Offering Memorandum and the Disclosure Package and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte & Touche LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(p) Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, and the consolidated financial statements of Picochip, together with the related schedules and notes thereto, set forth or incorporated by reference in the Offering Memorandum and the Disclosure Package present fairly in all material respects (i) the financial condition of the Company, the Guarantors and the Company’s consolidated Subsidiaries or Picochip and its consolidated subsidiaries, as applicable, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company, the Guarantors and the Company’s consolidated Subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity in all material respects with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Offering Memorandum and the Disclosure Package; and neither the Company nor any of the Guarantors has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Offering Memorandum and the Disclosure Package.

(q) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Offering Memorandum and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Offering Memorandum and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company or any of its Subsidiaries or the Guarantors, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its Subsidiaries or the Guarantors, which is material to the Company or any of its Subsidiaries or the Guarantors, (iv) any material dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Guarantors, (v) any material change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or (vi) material change in the short-term debt or long-term debt of the Company or any of its Subsidiaries or the Guarantors (other than upon conversion of convertible indebtedness).

(r) Legal Proceedings. Except as disclosed in the Company’s filings with the Commission, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s or the Guarantors’ knowledge, threatened to which the Company or any of its Subsidiaries or the Guarantors is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which, singularly or in the aggregate, would reasonably be likely to result in a Material Adverse Effect.

(s) No Violation. Neither the Company nor any of its Subsidiaries nor any of the Guarantors is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such Subsidiary or Guarantor is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company or such Subsidiary or Guarantors or any of their properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(t) Permits. Each of the Company and its Subsidiaries and the Guarantors has made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Disclosure Package and the Offering Memorandum (collectively, “Permits”), except where the failure to file or own such Permits would not reasonably be expected to have a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits. All such Permits filed or owned are valid and in full force and effect, except where it would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of the Guarantors has received any notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. No other Permits are required for the Company or any of its Subsidiaries or any of the Guarantors to enter into, deliver and perform this Agreement and to issue and sell the Notes and the Guarantees to be issued and sold by the Company and the Guarantors hereunder.

(u) Not an Investment Company. Neither the Company nor any of the Guarantors is or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Offering Memorandum, will be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act” ), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(v) No Price Stabilization. Neither the Company nor any of its Subsidiaries nor any of the Guarantors, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes or the Guarantees.

(w) Good Title to Property. The Company and each of its Subsidiaries and each of the Guarantors has good and valid title to all property (whether real or personal) described in the Disclosure Package and the Offering Memorandum as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Offering Memorandum and the Disclosure Package and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries or any of the Guarantors. All of the property described or incorporated by reference in the Offering Memorandum and the Disclosure

Package as being held under lease by the Company or any of its Subsidiaries or any of the Guarantors is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary or Guarantor or would not result in a Material Adverse Effect.

(x) Intellectual Property Rights. The Company and each of its Subsidiaries and each of the Guarantors owns or possesses, or can acquire on commercially reasonable terms adequate licenses, the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as described in the Disclosure Package and the Offering Memorandum, and neither the Company nor any of the Guarantors is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its Subsidiaries or any of the Guarantors with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package and the Offering Memorandum are, to the knowledge of the Company or any of the Guarantors, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and each of its Subsidiaries and each of the Guarantors has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and neither the Company nor any of the Guarantors has knowledge of any breach or anticipated breach by any other person of any Intellectual Property license. The Company’s and each of its Subsidiaries’ and the Guarantors’ business as now conducted and as proposed to be conducted, to the knowledge of the Company and each of the Guarantors, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Neither the Company nor any of its Subsidiaries nor any of the Guarantors has received notice of any claim against the Company or any of its Subsidiaries or any of the Guarantors alleging the infringement by the Company or any of its Subsidiaries or any of the Guarantors of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each of its Subsidiaries and each of the Guarantors has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its Subsidiaries’ or the Guarantors’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. The Company and each of its

Subsidiaries and each of the Guarantors has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and its Subsidiaries and each of the Guarantors (the “Company Patent Applications”). To the knowledge of the Company and each of the Guarantors, the Company and each of its Subsidiaries and each of the Guarantors has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. Neither the Company nor any of the Guarantors is aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. Neither the Company nor any of the Guarantors is aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. Neither any of the Company or any of the Guarantors has any knowledge of any information that would preclude the Company or any of its Subsidiaries or any of the Guarantors from having clear title to the Company Patent Applications. To the Company’s and each of the Guarantors’ knowledge, no employee of the Company or any of its Subsidiaries or any of the Guarantors is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of the Subsidiaries or Guarantors or actions undertaken by the employee while employed with the Company or any of the Subsidiaries or Guarantors.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company or any of the Guarantors, is contemplated or threatened.

(z) Taxes. Except as disclosed in its filings with the Commission, the Company and each of its Subsidiaries and each of the Guarantors (i) has timely filed all necessary and material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed, and (ii) is not in default in the payment of any material taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries or any of the Guarantors is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Disclosure Package and the Offering Memorandum. Neither the Company nor any of its Subsidiaries nor any of the Guarantors has any tax deficiency that has been or, to the knowledge of the Company or the Guarantors, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect.

(aa) ERISA. The Company and each of its Subsidiaries and each of the Guarantors is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries or any of the Guarantors would have any liability; neither the Company nor any of its Subsidiaries nor any of the Guarantors has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries or any of the Guarantors would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb) Compliance with Environmental Laws. The Company and each of its Subsidiaries and each of the Guarantors (i) is and has been in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees, judgments, and provisions of license contracts relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where under clauses (i) through (iii) such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(cc) Insurance. The Company and each of its Subsidiaries and each of the Guarantors maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date, except where it would not result in a Material Adverse Effect. Neither the Company nor any of the Guarantors has any reason to believe that the Company and its Subsidiaries and the Guarantors will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of the Guarantors has been denied any material insurance policy or coverage for which it has applied. Neither the Company nor any of its Subsidiaries nor any of the Guarantors insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package and the Offering Memorandum.

(dd) Accounting Controls. The Company and the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Disclosure Controls. The Company and the Guarantors have established, maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its Subsidiaries and the Guarantors is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Offering Memorandum; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s or any of the Guarantors’ ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. Neither the Company nor any of the Guarantors is aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s and the Guarantors’ internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff) No Integration. Neither the Company nor any Subsidiary nor any of the Guarantors or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchaser’s representations and warranties set forth in Section 11 hereof, the offer and sale of the Notes and the Guarantees to the Initial Purchaser and the Initial Purchaser’s initial resale of the Notes and the Guarantees in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum does not require registration under the Securities Act and the Indenture does not require qualification under the Trust Indenture Act of 1939.

(gg) Contracts. Each description of a document, contract, permit or instrument in the Offering Memorandum or the Disclosure Package accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument. The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company and the Guarantors are a party have been duly authorized, executed and delivered by the Company and each of the Guarantors, constitute valid and binding agreements of the Company and each of the Guarantors, are enforceable against and by the Company and each of the Guarantors in accordance with the terms thereof and are in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries nor any of the Guarantors, if a Subsidiary or Guarantor is a party, nor to the Company’s or any of the Guarantors’ knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a Subsidiary or a Guarantor, if a Subsidiary or Guarantor is a party thereto, of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of the Guarantors or its properties or business or a Subsidiary or Guarantor or the Subsidiary’s or Guarantor’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(hh) Brokers Fees. Except as disclosed in the Offering Memorandum and Disclosure Package there are no contracts, agreements or understandings between the Company or any of the Guarantors and any person (other than this Agreement) that would give rise to a claim against the Company, any of the Guarantors or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Notes.

(ii) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Offering Memorandum have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(jj) NASDAQ Global Select Market; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the NASDAQ Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Global Select Market for maintenance of inclusion of the Common Stock thereon.

(kk) Sarbanes-Oxley Act. The Company and each of the Guarantors, and to their knowledge, each of the Company’s and Guarantors’ directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ll) Foreign Corrupt Practices. Neither the Company nor any of the Guarantors, nor, to the Company’s nor any of the Guarantors knowledge, any other person associated with or acting on behalf of the Company or any of the Guarantors, including without limitation any director, officer, agent or employee of the Company or any of its Subsidiaries or any of the Guarantors has, directly or indirectly, while acting on behalf of the Company or any of its Subsidiaries or any of the Guarantors (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm) Lending Relationship. Except as disclosed in the Disclosure Package and the Offering Memorandum, neither Company nor any of the Guarantors (i) has any material lending or other relationship with any bank or lending affiliate of the Initial Purchaser or (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Initial Purchaser.

(nn) No Advisory or Fiduciary Relationship. The Company and each of the Guarantors acknowledges and agrees that (a) the purchase and sale of the Notes and the Guarantees pursuant to this Agreement, including the determination of the initial offering price of the Notes and the Guarantees and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering of the Notes and the Guarantees and the process leading thereto, the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any of the Guarantors or their respective stockholders, creditors, employees or any other party, (c) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or any of the Guarantors with respect to the offering of the Notes and the Guarantees or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries or any of the Guarantors on other matters) and the Initial Purchaser has no obligation to the Company or any of the Guarantors with respect to the offering of the Notes and the Guarantees except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and (e) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Notes and the Guarantees and the Company and each of the Guarantors has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate

(oo) Rule 144; No Listing. No securities of the Company or any Subsidiary or any of the Guarantors are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and the Guarantees and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act.

(pp) Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Offering Memorandum or the Disclosure Package, are based on or derived from sources that the Company and the Guarantors reasonably and in good faith believe to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq) Money Laundering Laws. The operations of the Company and its Subsidiaries and each of the Guarantors are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company or any of the Guarantors, threatened against the Company or any of its Subsidiaries or any of the Guarantors.

(rr) OFAC. Neither the Company or any of the Guarantors nor, to the knowledge of the Company or any of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries or any of the Guarantors is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any of the Guarantors will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s or any of the Guarantors’ knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) Margin Securities. Neither the Company nor any of the Guarantors owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Notes or the Guarantees will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes and the Guarantees to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(tt) Rated Securities. At the Applicable Time there were, and as of the Closing Date there will be, no securities of or guaranteed by the Company or any of the Guarantors that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

(uu) FINRA Affiliations. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Guarantors or any of their officers, directors or 5% or greater securityholders except as set forth in the Disclosure Package and the Offering Memorandum.

(vv) Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act.

(ww) No Criminal Proceedings. To the Company’s and each of the Guarantors’ knowledge, information and belief, none of the current directors or officers of the Company or any of its Subsidiaries or any of the Guarantors (or such shareholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

(xx) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum prior to the completion of the distribution of the Notes by the Initial Purchaser, when they were filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

Any certificate signed by any officer of the Company or any of the Guarantors and delivered to any Initial Purchaser or to counsel for the Initial Purchaser in connection with the offering of the Notes and the Guarantees shall be deemed a representation and warranty by the Company and each of the Guarantors to each Initial Purchasers as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Notes.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and each of the Guarantors, severally and not jointly, agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company and each of the Guarantors, at 95.5% of their principal amount, the respective aggregate principal amount of the Notes and the Guarantees set forth on Schedule III hereto.

(b) Delivery of and payment for the Notes and the Guarantees shall be made at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 12235 El Camino Real, Suite 200, San Diego, CA 92130, at 9:00 a.m., New York time, on June 19, 2012, or at such other date as the Initial Purchaser and the Company may agree upon, such time and date being herein referred to as the “Closing Date.” The Notes and the Guarantees shall be delivered on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing to the Initial Purchaser by the Company. One or more global securities representing the Notes and the Guarantees shall be registered by the Trustee in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), credited to the accounts of such of its participants as the Initial Purchaser shall request, upon notice to the Company at least forty-eight hours prior to the Closing Date.

4. Certain Agreements of the Initial Purchaser. The Initial Purchaser hereby represents and agrees that it has not and will not use or authorize use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Notes and the Guarantees other than: (i) the Disclosure Package and the Offering Memorandum; (ii) any Issuer Written Communication; (iii) any written communication prepared by the Initial Purchaser and approved by the Company in advance in writing; (iv) any Bloomberg or other electronic communications providing certain ratings or proposed terms of the Notes and the Guarantees or relating to marketing, administrative or procedural matters in connection with the offering of the Notes and the Guarantees; or (v) any written communication relating to or that contains the terms of the Notes and the Guarantees and/or other information that was included in the Disclosure Package or the Offering Memorandum.

5. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes and the Guarantees at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable. The Initial Purchaser may from time to time thereafter change the price and other selling terms.

6. Certain Covenants. For purposes of this Section 6, “Closing Date” shall refer to the Closing Date for the Notes and the Guarantees. The Company and each of the Guarantors covenants and agrees with the Initial Purchaser that:

(a) Neither the Company nor any of the Guarantors will amend or supplement the Disclosure Package or the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the consent of the Initial Purchaser (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Disclosure Package or the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Notes and the Guarantees by the Initial Purchaser.

(b) The Company and each of the Guarantors will cooperate with the Initial Purchaser in arranging for the qualification or exemption of the Notes and the Guarantees for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchaser may designate and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Notes and the Guarantees by the Initial Purchaser; provided, however, that in connection therewith neither the Company nor the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject them to general service of process or to taxation in respect of doing business in any jurisdiction in which they are not otherwise subject.

(c) If, at any time prior to the completion of the distributions by the Initial Purchaser of the Notes and the Guarantees, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser, to amend or supplement the Disclosure Package or the Offering

Memorandum in order to make the Disclosure Package or Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Disclosure Package or the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall notify the Initial Purchaser of any such event and (subject to Section 6(a)) forthwith amend or supplement such Disclosure Package or Offering Memorandum at its own expense so that, as so amended or supplemented, such Disclosure Package or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply with all applicable laws, rules or regulations.

(d) The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of each of the Disclosure Package, the Offering Memorandum or any amendment or supplement thereto as the Initial Purchaser or its counsel may reasonably request.

(e) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum.

(f) None of the Company or any of the Guarantors or any of their affiliates (as defined in Rule 144(a) of the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Notes or the Guarantees in a manner which would require the registration of such Notes or Guarantees under the Securities Act.

(g) For one year after the latest date of the original issuance of the Notes and the Guarantees, the Company and each of the Guarantors will make available, upon request, to any such seller of such Notes and Guarantees the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company or any of the Guarantors is then subject to Section 13 or 15(d) of the Exchange Act.

(h) During the period from the Closing Date until one year after the Closing Date, without the prior written consent of the Initial Purchaser, the Company and each of the Guarantors will not, and will not permit any of their “affiliates” (as defined in Rule 144(a) under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(i) Neither the Company nor any of the Guarantors will take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

(j) The Company and the Guarantors will permit the Notes and the Guarantees to be eligible for clearance and settlement through The Depository Trust Company.

(k) The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

(l) During the period of 90 days from the date of the Offering Memorandum, without the prior written consent of the Initial Purchaser, neither the Company nor any of the Guarantors (i) will, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of or transfer any of the capital stock, any other equity security of the Company or any of its subsidiaries or any of the Guarantors and any security convertible into, or exercisable or exchangeable for, any of the Company’s or its subsidiaries’ or any of the Guarantors’ capital stock or other such equity security (“Relevant Security”); and (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of Notes and the Guarantees as contemplated by this Agreement, the issuance of the Conversion Shares, and the Company’s issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee and director stock option plans in effect on the date hereof, each as described in the Disclosure Package and the Offering Memorandum. Neither the Company nor any of the Guarantors will file a registration statement under the Securities Act in connection with any transaction by the Company or any of the Guarantors or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

(m) Upon conversion of the Notes, the Company will use its reasonable best efforts to effect and maintain the listing of the Conversion Shares on the NASDAQ Global Select Market.

(n) The Company and each of the Guarantors will do and perform all things required to be done and performed by them under this Agreement and the other Offering Documents prior to or after the Closing Date and will use their reasonable best efforts to satisfy all conditions on their part to the obligations of the Initial Purchaser to purchase and accept delivery of the Notes and the Guarantees.

7. Expenses. Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 13 or otherwise), the Company and each of the Guarantors agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company and each of the Guarantors of its obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of the Disclosure Package, the Offering Memorandum and each amendment or supplement to any of them; (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Disclosure Package, the Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offer and sale of the Notes and the Guarantees; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the Guarantees and the Conversion Shares, including any stamp taxes in connection with the original issuance and sale of the Securities; (v) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “Blue Sky” memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the exemption from, or registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchaser relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; and (x) any fees charged by investment rating agencies for the rating of the Notes.

8. Conditions of the Initial Purchaser’s Obligations. For purposes of this Section 8, “Closing Date” shall refer to the Closing Date for the Notes and the Guarantees. The obligations of the Initial Purchaser to purchase and pay for the Notes and the Guarantees are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchaser pursuant to this Section 8 of any misstatement or omission and to the following additional conditions unless waived in writing by the Initial Purchaser:

(i) The Initial Purchaser shall have received an opinion in form and substance reasonably satisfactory to the Initial Purchaser, dated the Closing Date, of Wilson Sonsini Goodrich & Rosati, counsel to the Company covering the matters in substantially the form set forth on Exhibit B hereto.

(ii) The Initial Purchaser shall have received an opinion of Latham & Watkins LLP, counsel to the Initial Purchaser, dated the Closing Date, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require.

(iii) The Initial Purchaser shall have received from Deloitte & Touche LLP, independent public accountants for the Company and Picochip, on each of the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, letters dated the date hereof and the Closing Date confirming that is an independent public accountant within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Disclosure Package and the Offering Memorandum.

(iv) The Initial Purchaser shall have received from each of the officers and directors listed on Schedule IV hereto an executed Lock-Up Agreement in substantially the form of Exhibit C hereto.

(v) The representations and warranties of the Company and each of the Guarantors contained in this Agreement shall be true and correct on and as of the Closing Date; the Company and each of the Guarantors shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(vi) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or any of the Guarantors or against the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the Disclosure Package, the Offering Memorandum, or the other Offering Documents.

(vii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties, or results of operations of the Company or any Subsidiary or Guarantor, not disclosed in the Disclosure Package and the Offering Memorandum that is, in the judgment of the Initial

Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Disclosure Package and the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any Subsidiary or Guarantor, or any of their respective officers or directors that makes any material statement made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Disclosure Package and the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(viii) The Initial Purchaser shall have received certificates, dated the Closing Date and signed by the president and chief executive officer and the chief financial officer of the Company (in their capacities as such), to the effect that:

a. The representations and warranties of the Company and each of the Guarantors contained in this Agreement are true and correct in all material respects as if made on and as of the Closing Date (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) and, as of the Closing Date the Company and each of the Guarantors shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

b. None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents have been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued; and there has not been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or any of the Guarantors or against the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the Disclosure Package, the Offering Memorandum, or the other Offering Documents.

c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties, or results of operations of the Company or any Subsidiary or Guarantor, not disclosed in the Disclosure Package and the Offering Memorandum that is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the

Securities on the terms and in the manner contemplated by the Disclosure Package and the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any Subsidiary or Guarantor, or any of their respective officers or directors that makes any material statement made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Disclosure Package and the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ix) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto (other than the Initial Purchaser) and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(x) All proceedings taken in connection with the issuance of the Notes and the Guarantees and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

(xi) Since the date of this Agreement, there shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or any of the Guarantors, or (B) it is reviewing its rating assigned to any debt securities of the Company or any of the Guarantors with a view to possible downgrading, or with negative implications, or direction not determined.

(xii) The Company and each of the Guarantors shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

(xiii) At the Closing Date, the Company and each of the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and the Notes and the Guarantees shall have been duly executed and delivered by the Company and each of the Guarantors and duly authenticated by the Trustee.

All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel to the Initial Purchaser. The Company and each of the Guarantors shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

9. Indemnification.

(a) The Company and each of the Guarantors, severally and jointly, shall indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum, or (B) any materials or information provided to investors by the Company, or with the written approval of the Company, in connection with the marketing of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum, or in any Marketing Materials, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 17 hereof. This indemnity agreement will be in addition to any liability that the Company or any of the Guarantors may otherwise have, including under this Agreement.

(b) The Initial Purchaser shall indemnify and hold harmless (i) the Company, (ii) each of the Guarantors and (iii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company and each of the Guarantors, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state in the Preliminary Offering Memorandum, the Disclosure Package, any Issuer Written Communication or the Offering Memorandum a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 17 hereof. This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent (but only to the extent) that such action is not otherwise made known to the indemnifying party and such indemnifying party is not aware of such action and it has been materially prejudiced (including the forfeiture of important rights and defenses)). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one such counsel and any local counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and each of the Guarantors, severally and jointly, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company and each of the Guarantors, any contribution received by the Company and each of the Guarantors from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and each of the Guarantors and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and each of the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Notes and the Guarantees (net of discounts but before deducting expenses) received by the Company and each of the Guarantors bear to (ii) the discounts and commissions received by the Initial Purchaser, respectively. The relative fault of the Company and each of the Guarantors, on the one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Notes and the Guarantees resold by such Initial Purchaser in the initial placement of such Notes and Guarantees were offered to investors exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (1) each person, if any, who controls any Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (2) the officers, directors, employees, representatives and agents of the Company and the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise except to the extent (but only to the extent) that such action is not otherwise made known to the indemnifying party and such indemnifying party is not aware of such action and it has been materially prejudiced (including the forfeiture of important rights and defenses). No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent shall not be unreasonably withheld or delayed. The Initial Purchaser’s obligations to contribute pursuant to this Section 10 are several in proportion to the respective principal amount of the Notes and Guarantees purchased by each of the Initial Purchaser hereunder and not joint.

11. Offering of Securities; Restrictions on Transfer. The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser acknowledges and agrees with the Company and each of the Guarantors as to itself only that (i) the Notes and the Guarantees and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Notes; (ii) it is purchasing the Notes and the Guarantees pursuant to a private sale exemption from registration under such Act and it is not acquiring the Notes and the Guarantees with the intention of offering or selling the Notes and the Guarantees in a transaction that would violate the Securities Act or the securities laws of any state in the United States or any other applicable jurisdiction in which it offers or sells Notes and the Guarantees or distributes the Disclosure Package or the Offering Memorandum; (iii) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (iv) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Securities Act and, in each case, in transactions under Rule 144A.

12. Survival Clause. The respective representations, warranties, agreements, covenants, and indemnities of the Company and each of the Guarantors, and the Initial Purchaser set forth in this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or any of the Guarantors, any of their officers or directors, the Initial Purchaser or any controlling person referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Notes and the Guarantees, and shall, subject to Section 15 hereof, be binding upon and shall, subject to Section 15 hereof inure to the benefit of, any successors, permitted assigns, heirs, legal representatives of the Company, the Initial Purchaser and indemnified parties referred to in Section 9 hereof. The respective agreements, covenants, and indemnities set forth in Sections 7, 9, 10, 12 and 13 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

13. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given in the event that (x) the Company or any of the Guarantors has failed, refused or been unable to satisfy all conditions and obligations on its part to be performed or satisfied hereunder on or prior to the Closing Date or (y) if, at or prior to the Closing Date one of the following events makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes or the Guarantees on the terms and in the manner contemplated in the Preliminary Offering Memorandum or the Offering Memorandum:

(i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company’s or any of the Guarantors’ securities or securities in general;

(ii) trading on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market or the NASDAQ Global Select Market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market or the NASDAQ Global Select Market or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or

(iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes or the Guarantees on the terms and in the manner contemplated by the Offering Memorandum.

(b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 13 shall be without liability of any party to any other party except as provided in Section 12 hereof.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Notes and the Guarantees provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any of the Guarantors to perform any agreement herein or comply with any provision hereof, the Company and each of the Guarantors, severally and jointly, will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and the expenses of their counsel), incurred by the Initial Purchaser in connection herewith.

14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be hand delivered, facsimiled, mailed by first-class mail, or couriered by next-day air courier and confirmed in writing to the Initial

Purchaser c/o Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: John Critchlow, facsimile number: (727) 567-8274 and with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attention: Tad J. Freese, facsimile number: (650) 463-2600. If sent to the Company and the Guarantors, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, CA 92660-3095, Attention: Brandi Steege, facsimile number: (949) 579-3010 and, with a copy to Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real, Suite 200, San Diego, CA 92130, Attention: Robert F. Kornegay and Michael Occhiolini, facsimile number: (858) 350-2399.

15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and each of the Guarantors and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 hereof shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 hereof shall also be for the benefit of the directors of the Company and each of the Guarantors, their officers, employees and agents and any person or persons who controls the Company and each of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes and Guarantees from the Initial Purchaser will be deemed a successor or an assign because of such purchase. Prior to the closing on the Closing Date, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

16. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Guarantors or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Guarantors or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Guarantors or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each of the Guarantors and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any of the Guarantors or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any of the Guarantors in any case shall entitle the Company or any of the Guarantors to any other or further notice or demand in similar or other circumstances.

17. TRIAL BY JURY. THE COMPANY AND EACH OF THE GUARANTORS (ON THEIR BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR STOCKHOLDERS AND AFFILIATES) AND THE INITIAL PURCHASER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Information Supplied by the Initial Purchaser. The statements set forth in: (i) the first two sentences of the paragraph entitled “Commissions and Discounts;” and (ii) the first paragraph entitled “Short Positions;” in the Offering Memorandum under the heading “Plan of Distribution” constitute the only information furnished by the Initial Purchaser to the Company for purposes of Sections 2(a), 9(a) and 9(b) hereof.

19. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

20. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

Very truly yours,

MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Stephen Ananias
Name: Stephen Ananias
Title: Chief Financial Officer

MINDSPEED DEVELOPMENT SUB, INC. as Guarantor

By:	/s/ Stephen Ananias
Name: Stephen Ananias
Title: Treasurer and Assistant Secretary

PICOCHIP, LLC as Guarantor

By:	/s/ Stephen Ananias
Name: Stephen Ananias
Title: President and Treasurer

MAKER COMMUNICATIONS, INC. as Guarantor

By:	/s/ Stephen Ananias
Name: Stephen Ananias
Title: President and Treasurer

MINDSPEED TECHNOLOGIES, LLC as Guarantor

By:	/s/ Stephen Ananias
Name: Stephen Ananias
Title: Sole Manager

MINDSPEED TECHNOLOGIES U.K., LIMITED
as Guarantor

By:	/s/ Stephen Ananias
Name: Stephen Ananias
Title: Director

PLATINUM ACQUISITION (UK), LIMITED as Guarantor

By:	/s/ Stephen Ananias
Name: Stephen Ananias
Title: Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Kenneth M. Nelson
Name: Kenneth M. Nelson
Title: SMD

Schedule I

FINAL TERM SHEET

(see attached)

Schedule II

ISSUER WRITTEN COMMUNICATIONS

1. Final Term Sheet, dated June 12, 2012, relating to the Notes, the Guarantees and the Conversion Shares, as set forth on Schedule I hereto.

Schedule III

Initial Purchaser	Principal Amount of Notes

Raymond James & Associates, Inc.	$32,000,000.00

Total	$32,000,000.00

Schedule IV

Lock Up Signatories

Allison K. Garcia

Najabat H. Bajwa

Robert Conrad

Brandi Steege

Jerre L. Stead

Raouf Y. Halim

Dwight W. Decker

Michael T. Hayashi

Stephen Ananias

Ming Louie

Gerald J. Hamilton

Exhibit A

Subsidiary	Jurisdiction of Incorporation

Mindspeed Technologies U.K., Limited	United Kingdom

Maker Communications, Inc.	Delaware

Mindspeed Technologies S.A.S.	France

Mindspeed Technologies (K.K.)	Japan

Mindspeed Technologies Ukraine, LLC	Ukraine

Exhibit B

Form of Opinion of Company Counsel

(To be attached)

SCHEDULE A

Subsidiary Guarantors

Part I

Mindspeed Development Sub, Inc., a Delaware corporation (“Mindspeed Development”)

Maker Communications, Inc., a Delaware corporation (“Maker Communications”)

Picochip, LLC, a Delaware limited liability company (“Picochip”)

Mindspeed Technologies, LLC, a Delaware limited liability company (“Mindspeed LLC”)

Part II

Mindspeed Technologies U.K., Limited, a company limited by shares and registered in England and Wales

Platinum Acquisition (UK), Limited, a company limited by shares and registered in England and Wales

Exhibit C

Form of Lock-Up Agreement

(To be attached)